                                                                    EXHIBIT 10.5

                CONVERSION, CONSENT, VOTING AND LOCK-UP AGREEMENT

            This CONVERSION, CONSENT, VOTING AND LOCK-UP AGREEMENT, dated June 21, 2004 (this "Agreement"), by and among Evergreen Solar, Inc., a Delaware corporation (the "Company"), Richard M. Feldt ("Feldt"), Philip J. Deutch ("Deutch"), Tim Woodward ("Woodward"), Charles J. McDermott ("McDermott"), Luc Charron ("Charron"), Dr. Robert W. Shaw, Jr. ("Shaw"), Dr. Brown Williams ("Williams"), Dr. William P. Sommers ("Sommers"), Richard G. Chleboski ("Chleboski"), Mark A. Farber ("Farber"), Dr. Jack Hanoka ("Hanoka"), Hanoka Evergreen Limited Partnership ("Hanoka LP" and together with Feldt, Deutch, Woodward, McDermott, Charron, Shaw, Williams, Sommers, Chleboski, Farber, Shaw and Hanoka, the "Common Stockholders") and each of holders of shares of Series A Convertible Preferred Stock, $0.01 par value per share of the Company electing to return a signature page hereto to the Company prior to 8:00 a.m. eastern standard time on Friday, June 18, 2004 (each a "Series A Stockholder" and collectively, the "Series A Stockholders" and collectively with the Common Stockholders, the "Stockholders"). Unless otherwise provided in this Agreement, capitalized terms used herein have the respective meanings given to them in that certain Stock and Warrant Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), among the Company and Loeb Partners Corp., LB I Group Inc., Alexandra Global Master Fund Ltd., Omicron Master Trust, SF Capital Partners, Grace Brothers LTD, CRT Capital Group LLC, Truk Opportunity Fund LLC, Truk International Fund LP, Portside Opportunity and Growth Fund, Morgan Stanley & Co. International Limited, Double Black Diamond Offshore LDC, Blackmore Partners LP, Blackmore Wallace Partners and Blackmore Offshore Fund, Ltd. (collectively, the "Purchasers").

            WHEREAS, the Company has agreed with the Purchasers to enter into the Purchase Agreement providing for the issuance and sale by the Company to the Purchasers of (i) an aggregate of 7,662,835 shares of Common Stock (collectively, the "Common Shares") and (ii) warrants to purchase an aggregate of 2,298,851 shares of Common Stock at an exercise price per share equal to $3.335 (collectively, the "Warrants");

            WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement, (i) the Purchasers and CRT Capital Group, LLC (the "Placement Agent") on behalf of the Purchasers have requested that the Stockholders, and certain Stockholders have agreed to, enter into this Agreement with respect to all of the Shares (as such term is defined below) that such Stockholders beneficially own and (ii) the Stockholders and the Company acknowledge that each of the Purchasers is a third party beneficiary of this Agreement;

            WHEREAS, in consideration of the agreement of the Company and the Purchasers to enter into the Purchase Agreement, the Stockholders have agreed to enter into this Agreement;

            WHEREAS, the Series A Stockholders have agreed to (i) convert all of the outstanding shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Shares") held by them effective immediately prior to the consummation of the transactions contemplated by the Purchase Agreement and (ii) to consent to the amendment and restatement of that certain Registration Rights Agreement dated as of May 15, 2003 by and among the Company and the Series A Purchasers (such Registration Rights Agreement as amended and restated, the "Amended and Restated Registration Rights Agreement");

            WHEREAS, the Purchasers desire to cause the Company to amend its Third Amended and Restated Certificate of Incorporation, as amended to date, in order to increase the amount of the Company's authorized Common Stock, so that a sufficient number of shares of Common Stock will be available for issuance in connection with the consummation of the transactions contemplated by the Purchase Agreement and for general corporate purposes (the "Charter Amendment");

            WHEREAS, the rules and regulations of the Nasdaq National Market ("NASDAQ") may limit or prohibit the issuance of the entire amount of the Common Shares, the Warrants and the Common Shares issuable upon exercise of the Warrants as contemplated by the Purchase Agreement (the "Securities Issuance") unless and until the stockholders of the Company have voted to approve the Securities Issuance;

            WHEREAS, the Stockholders have agreed to vote in favor of the Securities Issuance if the rules and regulations of NASDAQ require the stockholders of the Company to vote to approve all or a portion of the Securities Issuance (the "Stockholder Vote");

            WHEREAS, it is a condition to the Purchasers' obligations under the Purchase Agreement that the Company and the Stockholders enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which such Stockholders will agree to convert all of the Series A Preferred Shares held by them and to vote all their shares of voting capital stock of the Company now owned or that may hereafter be acquired (whether upon the exercise of warrants or options or otherwise) by such Stockholder (the "Shares");

            WHEREAS, in order to induce each of the Series A Stockholders to execute this Agreement and to convert all of the Series A Shares held by each such Series A Stockholder into shares of Common Stock effective immediately prior to the consummation of the transactions contemplated by the Purchase Agreement, the Company has agreed that each Series A Stockholder executing this Agreement and converting all of the Series A Shares held by such Series A Stockholder into shares of Common Stock will receive in consideration thereof, a payment payable in cash or in kind through an increase in the Accreted Value (as such term is defined in the

Certificate of the Powers, Preferences, Designations and Right of the Series A Convertible Preferred Stock, Par Value $0.01 Per Share (the "Series A Certificate of Designations")) of the Series A Shares converted by each such Series A Stockholder effected immediately prior to conversion thereof, with respect to the Series A Shares held by such Series A Stockholder, equal to seven percent (7%) of the Accreted Value of each such share of Series A Preferred Stock (the "Series A Consideration Amount").

      NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   Article 1
             Conversion, Consent, Voting Agreement; Grant of Proxy;

      Section 1.01. Conversion and Consent. Each Series A Stockholder by execution hereof:

      (a) irrevocably elects to convert all of the Series A Shares held by such Series A Stockholder into shares of Common Stock pursuant to Section 7(a) of the Series A Certificate of Designations with such conversion to take effect immediately prior to the consummation of the transactions contemplated by the Purchase Agreement without any further action on the part of such Series A Stockholder or the Company, provided, that immediately upon such conversion (i) each Series A Stockholder shall be deemed to be the holder of record of that number of outstanding shares of Common Stock determined pursuant to Section 7(a) of the Series A Certificate of Designations, notwithstanding that the share register of the Company shall then be closed or that the certificates representing such shares of Common Stock shall not then be actually delivered to such Person, and (ii) all rights with respect to the shares of Series A Shares so converted shall terminate; and

      (b) shall become a party to the Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Exhibit A as of the issuance of the Common Shares and the Warrants in accordance with the Purchase Agreement.

      Section 1.02 Voting Agreement. Each Stockholder hereby agrees from and after the date hereof and until the earlier of (i) the termination of the Purchase Agreement in accordance with its terms, (ii) the occurrence of the Stockholder Vote; or (iii) the date upon which this Agreement is terminated in accordance with Section 5.03 hereof to vote all Shares that such Stockholder is entitled to vote to approve (i) the Charter Amendment, (ii) if required, the Securities Issuance or any matters related thereto, and (iii) any other matters relating to the transactions contemplated by the Purchase Agreement requiring a stockholder vote, at any meeting of the stockholders of the Company, and at any adjournment thereof, and on any other occasion in respect of which the consent of such Stockholder with respect to its Shares may be given or may be requested or solicited by the Company or the Purchasers, whether at a meeting or pursuant to the execution of a written consent or otherwise, for any and all purposes in connection with any of the foregoing matters. Each Stockholder hereby agrees that during the time this Agreement is in effect it will not vote any Shares in favor of the approval of any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Purchase Agreement, including the Securities Issuance.

      Section 1.03. Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to its Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing each of Richard M. Feldt and Richard G. Chleboski (each, an "Attorney-in-Fact") as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power solely in the manner contemplated by
Section 1.02 above as either Attorney-in-Fact or its proxy or substitute shall, in such Attorney-in-Fact's sole discretion, deem proper with respect to such Stockholder's Shares. The proxy granted by each Stockholder pursuant to this
Article 1 is coupled with an interest, is irrevocable and is granted in consideration of the Purchasers entering into the Purchase Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall be automatically revoked upon termination of this Agreement in accordance with its terms.

                                   Article 2
                 Representations and Warranties of Stockholders

      Each Stockholder, severally and not jointly, represents and warrants to the Company and the Purchasers that:

      Section 2.01. Authorization; Capacity. The execution, delivery and performance by such Stockholder (if not an individual) of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the powers (corporate or otherwise) of such Stockholder and have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. Such Stockholder (if an individual) has the legal capacity to enter into this Agreement. This Agreement constitutes a valid and binding Agreement of such Stockholder.

      Section 2.02. Non-contravention. The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the constituent documents, if any, of such Stockholder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Stockholder is entitled under any provision of any agreement or other instrument binding on such Stockholder.

      Section 2.03. Ownership of Shares. Such Stockholder is, as of the date hereof, the record and beneficial owner of the Shares set forth opposite the name of such Stockholder on Schedule 2.03 hereto, free and clear of any lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of such Shares). None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. Except for the Shares set forth opposite the name of such Stockholder on Schedule 2.03 hereto, as of the date hereof, such Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exercisable or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any shares of capital stock, voting securities or securities convertible into or exercisable or exchangeable for shares of capital stock or voting securities of the Company.

      Section 2.04. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from any person other than such Stockholder in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

                                   Article 3
                            Covenants of Stockholders

      Each Stockholder hereby covenants and agrees that:

      Section 3.01. No Proxies for Shares. Except pursuant to the terms of this Agreement, during the term of this Agreement, such Stockholder shall not directly or indirectly, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of its Shares.

      Section 3.02. Restrictions.

      (a) Each Stockholder hereby agrees that, without the prior written consent of the Placement Agent on behalf of the Purchasers (which consent shall not be unreasonably withheld), neither such Stockholder nor any entity which directly or indirectly controls, is controlled by, or is under common control with such Stockholder (each such entity, an "Affiliate") will, during the period commencing on the date hereof and ending concurrently with the declaration by the Securities and Exchange Commission of the effectiveness of the Company's registration statement on Form S-3 relating to the shares of Common Stock issued pursuant to the Purchase Agreement and the shares of Common Stock to be issued upon exercise of the warrants issued pursuant to the Purchase Agreement (the "Lock-Up Period"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or warrants exercisable for Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (each of the foregoing, a

"Company Security" and collectively, the "Company Securities") or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Company Securities, whether any such transaction described in clause a (i) or (ii) above is to be settled by delivery of Company Securities, in cash or otherwise. The Placement Agent will not release any Stockholder or any of their respective Affiliates (collectively, the "Locked-Up Holders") from the restrictions of the preceding sentence unless the Placement Agent releases all Locked-Up Holders from such restrictions. Any partial release by the Placement Agent permitting any Locked-Up Holder to sell, transfer or otherwise dispose of some portion of the Company Securities held by such Locked-Up Holder (a "Released Holder") shall be deemed to be a similar release of each other Locked-Up Holder with respect to that number of Company Securities held by each such other Locked-Up Holder multiplied by a fraction, the numerator of which shall equal the total number of Company Securities of the Released Holder which are subject to the partial release and the denominator of which shall equal the total number of Company Securities held by the Released Holder.

      (b) The restrictions contained in paragraph (a) shall not apply to (i) the sale of the Common Shares or the Warrants to the Purchasers pursuant to the Purchase Agreement; (ii) any grant or exercise of options to purchase Common Stock pursuant to the Company's option plans; (iii) the exercise of any warrants outstanding as of the date hereof by the record holder of such warrants as of the date hereof; (iv) any transfer of Company Securities by a Stockholder to a parent, spouse, sibling, descendant or trust for the benefit of any such person, and transfers as bona fide gifts, by will, or pursuant to the laws of intestacy and descent, in each such case if, but only if, the transfer does not involve any disposition for value and the transferee agrees to be bound by the provisions of this Section 3.02; (v) with respect to Stockholders or their Affiliates which are limited partnerships or limited liability companies, pro rata distributions of Company Securities to their respective limited partners or members, as applicable, in the ordinary course; (vi) a foreclosure by a bona fide lender upon shares that on the date hereof are pledged to secure a loan, provided that the undersigned Stockholder used (and the undersigned Stockholder hereby agrees to use) reasonable efforts to prevent such foreclosure; or (vii) the conversion of outstanding shares of Series A Preferred Stock into shares of Common Stock. Except as otherwise indicated to the Company and the Placement Agent, the Company Securities held by the undersigned Stockholders are not subject to any liens, encumbrances or claims.

      (c) Each Stockholder severally and not jointly further covenants and agrees that during the Lock-Up Period such Stockholder will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any Company Security to facilitate the sale or resale of the Common Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Common Shares or any related securities. In addition, the undersigned Stockholder agrees that, without the prior written consent of the Placement Agent on behalf of the Purchasers, it will not, during the Lock-Up Period, make any demand for the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned Stockholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Company Securities except in compliance with the foregoing restrictions.

      (d) The undersigned Stockholder understands that the Company and the Purchasers are relying upon the provision of this Section 3.02 in proceeding toward consummation of the transactions contemplated by the Purchase Agreement and further understands that except as expressly set forth herein, the provisions of this Section 3.02 are irrevocable and shall be binding upon the undersigned Stockholder's heirs, legal representatives, successors and assigns. The provisions of this Section 3.02 shall terminate immediately upon the earlier to occur of (i) termination of the Purchase Agreement pursuant to its terms and
(ii) the expiration of the Lock-Up Period.

                                   Article 4
                  Provisions Relating to Series A Stockholders

      Section 4.01. The Series A Consideration Amount. In the event that the Company consummates the transactions contemplated by the Purchase Agreement, the Company hereby agrees to pay in cash or in kind (in the manner provided in the recitals to this Agreement) the Series A Consideration Amount to each Series A Stockholder that elects to execute this Agreement and return the same to the Company prior to 8:00 a.m. eastern standard time on Friday, June 18, 2004, and therefor to be bound by the provisions hereof, provided however, that the payment of the Series A Consideration Amount shall be payable by the Company to all Series A Stockholders in the same manner, whether in cash or in kind. The Series A Consideration Amount shall be payable only upon the consummation of the transactions contemplated by the Purchase Agreement and shall be payable by the Company as of the date of the thereof.

                                   Article 5
                                  Miscellaneous

      Section 5.01. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  if to the Company:

                  Evergreen Solar, Inc.
                  138 Bartlett Street
                  Marlboro, MA 01752
                  Telecopy:  (508) 357-2279

                  Attention:  Richard M. Feldt

                  with a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, MA  02110
                  Telecopy:  (617) 248-7100
                  Attention:  George W. Lloyd, Esq.

                  and

                  the address set forth under each Purchaser's name on Exhibit A of the Purchase Agreement marked for attention and copies as there indicated

                  and

                  the address set forth under each Stockholder's name on the signature pages attached hereto marked for attention and copies as there indicated

                  and

                  Goodwin Procter LLP
                  Exchange Place
                  Boston, MA 02109
                  Telecopy:  (617)
                  Attention:  David Dietz, Esq.

                  and

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Telecopy:  (212) 757-3990
                  Attention:  Bruce A. Gutenplan, Esq.

                  if to the Stockholders:

                  the address set forth under each Stockholder's name on the signature pages attached hereto marked for attention and copies as there indicated

                  with a copy to:

                  the address set forth under each Purchaser's name on Exhibit A of the Purchase Agreement marked for attention and copies as there indicated

                  and

                  Goodwin Procter LLP
                  Exchange Place
                  Boston, MA 02109
                  Telecopy:  (617)
                  Attention:  David Dietz, Esq.

                  and

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Telecopy:  (212) 757-3990
                  Attention:  Bruce A. Gutenplan, Esq.

                  and

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, MA  02110
                  Telecopy:  (617) 248-7100
                  Attention:  George L. Lloyd, Esq.

      All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if delivered by registered or certified mail; and when receipt is acknowledged by the recipient thereof, if telecopied. Any party may by notice given in accordance with this Section 5.01 designate another address or Person for receipt of notices hereunder.

      Section 5.02 . Successors and Assigns; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. No provision of this

Agreement is intended to confer upon any person, other than the parties hereto and the Purchasers, any rights or remedies hereunder. The parties hereto acknowledge that each of the Purchasers is a third party beneficiary of this Agreement and shall be entitled to enforce the provisions hereof as if it were a party hereto.

      Section 5.03. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement (other than the Placement Agent, whose consent shall be required only in the case of an amendment of the provisions of Section 3.02 or this Section 5.03) and the Purchasers or in the case of a waiver, by the party against whom the waiver is to be effective and the Purchasers (except that the Placement Agent may release a Locked-Up Holder from the restrictions of Section 3.02 if it releases all Locked-Up Holders from such restrictions in accordance with Section 3.02) without the signature or consent of any other party hereto). This Agreement shall terminate upon the earlier to occur of (i) July 31, 2004 if the transactions contemplated by the Purchase Agreement have not been consummated or
(ii) the end of the day on the last day of the Lock-Up Period.

      Section 5.04. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

      Section 5.05. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 5.06. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

      Section 5.07. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

      Section 5.08. Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

      Section 5.09. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

      Section 5.10. Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

      Section 5.11. Expenses. Except as otherwise provided in the Purchase Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      Section 5.12. Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement or the Purchasers, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         COMPANY:

                                         EVERGREEN SOLAR, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         ---------------------------------------
                                         RICHARD M. FELDT


                                         ---------------------------------------
                                         PHILIP J. DEUTCH


                                         ---------------------------------------
                                         TIM WOODWARD

                                         ---------------------------------------
                                         CHARLES J. MCDERMOTT


                                         ---------------------------------------
                                         LUC CHARRON

                                         ---------------------------------------
                                         DR. ROBERT W. SHAW, JR.


                                         ---------------------------------------
                                         DR. BROWN WILLIAMS


                                         ---------------------------------------
                                         DR. WILLIAM P. SOMMERS

                                         ---------------------------------------
                                         RICHARD G. CHLEBOSKI


                                         ---------------------------------------
                                         MARK A. FARBER


                                         ---------------------------------------
                                         DR. JACK HANOKA



                                         HANOKA EVERGREEN LIMITED PARTNERSHIP


                                         By:
                                            ------------------------------------


                                         Name:
                                              ----------------------------------


                                         Title:
                                               ---------------------------------





                                         CRT CAPITAL GROUP, LLC

                                         By:
                                            ------------------------------------


                                         Name:
                                              ----------------------------------


                                         Title:
                                               ---------------------------------

       SIGNATURE PAGE TO CONVERSION, CONSENT, VOTING AND LOCK-UP AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the day and year first above written and thereby consents to being considered a Series A Stockholder for all purposes hereunder.

NAME OF STOCKHOLDER:
                    ------------------------------------------------------------


By:
   -----------------------------------------------------------------------------


Name:
     ---------------------------------------------------------------------------


Title:
      --------------------------------------------------------------------------

                                                                   SCHEDULE 2.03




                                                                       NUMBER OF SHARES
                             NUMBER OF                                  OF COMMON STOCK
                             SHARES OF       NUMBER OF SHARES            ISSUABLE UPON               NUMBER OF
    NAME AND ADDRESS OF     COMMON STOCK     OF PREFERRED                CONVERSION OF                WARRANTS
        STOCKHOLDER            OWNED          STOCK OWNED               PREFERRED STOCK                 OWNED
        -----------            -----          -----------               ---------------                 -----
Richard M. Feldt                     0                0                         0                         0

Philip J. Deutch                     0                0                         0                         0

Tim Woodward                         0                0                         0                         0

Charles J. McDermott                 0                0                         0                         0

Luc Charron                          0                0                         0                         0

Dr. Robert W. Shaw, Jr         116,370                0                   266,385                         0

Dr. Brown Williams                   0                0                         0                         0

Dr. William P. Sommers               0                0                         0                         0

Richard G. Chleboski           186,629                0                         0                         0

Mark A. Farber                 184,882                0                         0                         0

Dr. Jack Hanoka                 60,774                0                         0                         0

Hanoka Evergreen Limited       138,568                0                         0                         0
Partnership

Perseus 2000, L.L.C                  0        2,678,571                 2,920,585                         0



                             NUMBER OF
                             SHARES OF                            NUMBER OF
                               COMMON                              SHARES OF             NUMBER OF
                               STOCK                             COMMON STOCK            SHARES OF
                            ISSUABLE ON                           ISSUABLE ON           OTHER VOTING
NAME AND ADDRESS OF         EXERCISE OF        NUMBER OF          EXERCISE OF          CAPITAL STOCK
    STOCKHOLDER              WARRANTS        OPTIONS OWNED         OPTIONS                 OWNED         TOTAL SHARES
    -----------              --------        -------------         -------                 -----         ------------
Richard M. Feldt                     0          2,000,000          2,000,000                  0          2,000,000

Philip J. Deutch                     0             21,421             21,421                  0             21,421

Tim Woodward                         0             20,921             20,921                  0             20,921

Charles J. McDermott                 0             20,421             20,421                  0             20,421

Luc Charron                          0             19,421             19,421                  0             19,421

Dr. Robert W. Shaw, Jr               0             45,421             45,421                  0            428,176

Dr. Brown Williams                   0             75,651             75,651                  0             75,651

Dr. William P. Sommers               0             77,343             77,343                  0             77,343

Richard G. Chleboski                 0            407,011            407,011                  0            593,640

Mark A. Farber                       0            477,657            477,657                  0            662,539

Dr. Jack Hanoka                      0            313,541            313,541                  0            374,315

Hanoka Evergreen Limited             0                  0                  0                  0            138,568
Partnership

Perseus 2000, L.L.C                  0                  0                  0                  0          5,599,156

                                                                        NUMBER OF SHARES
                                      NUMBER OF                         OF COMMON STOCK
                                      SHARES OF      NUMBER OF SHARES     ISSUABLE UPON        NUMBER OF
    NAME AND ADDRESS OF             COMMON STOCK       OF PREFERRED       CONVERSION OF        WARRANTS
        STOCKHOLDER                      OWNED          STOCK OWNED     PREFERRED STOCK          OWNED
        -----------                      -----          -----------     ---------------          -----
Nth Power Technologies Fund                   0          1,785,714          1,947,056                  0
II, L.P.

Nth Power Technologies Fund                   0          1,785,714          1,947,056                  0
II-A LP

RockPort Capital Partners,                    0          3,571,428          3,894,113                  0
L.P.

RP Co-Investment Fund I,                      0          1,116,071          1,216,910                  0
L.P.

Caisse de depot et                            0          2,276,785          2,482,497                  0
placement du Quebec

CDP Capital-Technology                        0            401,785            438,087                  0
Ventures U.S. Fund 2002 L.P.

Beacon Power Corporation                450,000            442,857            523,528          2,400,000

Massachusetts Technology                      0          2,232,142          2,433,820                  0
Park Corporation

Merrill Lynch New Energy                      0          1,339,285          1,460,292                  0
Technology plc

MLIIF New Energy Fund                         0            111,607            121,691                  0

SAM Private Equity Energy               964,285            964,285          1,138,536                  0
Fund LP

SAM Sustainability Private              375,000            375,000            442,764                  0
Equity LP




                                      NUMBER OF
                                      SHARES OF                            NUMBER OF
                                         COMMON                              SHARES OF             NUMBER OF
                                         STOCK                             COMMON STOCK            SHARES OF
                                      ISSUABLE ON                           ISSUABLE ON           OTHER VOTING
NAME AND ADDRESS OF                   EXERCISE OF        NUMBER OF          EXERCISE OF          CAPITAL STOCK
    STOCKHOLDER                        WARRANTS        OPTIONS OWNED         OPTIONS                 OWNED        TOTAL SHARES
    -----------                        --------        -------------         -------                 -----        ------------

Nth Power Technologies Fund                   0                  0                  0                  0          3,732,770
II, L.P.

Nth Power Technologies Fund                   0                  0                  0                  0          3,732,770
II-A LP

RockPort Capital Partners,                    0                  0                  0                  0          7,465,541
L.P.

RP Co-Investment Fund I,                      0                  0                  0                  0          2,332,981
L.P.

Caisse de depot et                            0                  0                  0                  0          4,759,282
placement du Quebec

CDP Capital-Technology                        0                  0                  0                  0            839,872
Ventures U.S. Fund 2002 L.P.

Beacon Power Corporation              2,400,000                  0                  0                  0          3,816,385

Massachusetts Technology                      0                  0                  0                  0          4,665,962
Park Corporation

Merrill Lynch New Energy                      0                  0                  0                  0          2,799,577
Technology plc

MLIIF New Energy Fund                         0                  0                  0                  0            233,298

SAM Private Equity Energy                     0                  0                  0                  0          3,067,106
Fund LP

SAM Sustainability Private                    0                  0                  0                  0          1,192,764
Equity LP


